Exhibit 10.24

                               Employment Contract

Between
                Mr. Peter J. Lee
                H. Meijerstraat 13
                1444 HA Purmerend, Netherlands

                -further referred to as Employee-

and
                DIALOG4 System Engineering GmbH
                Businesspark Monrepor
                71634 Ludwigsburg

                -further referred to as DIALOG4-

the following non-union employment contract has been entered into:


                                        1
                                   Employment

 Mr. Lee has been appointed International Sales Director (with the exception of Germany). The period of probation is six months and can be terminated by both parties two weeks to months end, within this time perion.

 Mr. Lee is responsible for fulfilment of the target figures in the sales areas which have been allocated to him. The target figures for year 2000 in Western Europe are a minimum of DM 2,6 million and a minimum of DM 855,000 for Eastern Europe.


                                        2
                         Begin Contractual Relationship

 The contractual relationship will begin on 01.05.2000. The weekly working time is 40 hours. The daily core time has been fixed as follows:

            Monday to Friday   09.00 hrs to 12.00 hrs
                               13.00 hrs to 18.00 hrs

 The core time is not binding and may be adapted in mutual agreement.

 The working time may be extended in mutual agreement according to business demands. Necessary overtime for field services and trade shows will not be especially compensated for.


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                                        3
                                     Salary

 Mr. Lee will draw an annual gross salary of DM 106,500. The payment of salary is to be effected by the 5th day of each month and 12 times a year.

 Mr. Lee will receive an additional monthly commission of 0,5% based on invoiced sales in the allocated sales areas. The calculation of commission is to be made in the following month. When exceeding an export turnover of more than DM 2 million per annum, Mr. Lee will receive commission of 1,5%; when exceeding more than DM 2,5 million per annum, commission of 2,0%; and when exceeding more than DM 3,0 million per annum, a commission of 2,5%.

 Alterations to commission regulations will be determined in yearly intervals.


                                        4
                                    Vacation

 Mr. Lee is entitled to 30 working days vacation.

 The time of vacation depends on business requirements and must be approved by company management.

 There will be no ban on leave during the probation period.


                                        5
                                Period of Notice

 The employment contract can be terminated by both parties according to the statutory period of notice, in writing.


                                        6
                               Expense Regulations

 The reimbursement of expenses for business travels is according to legal provisions.
 Expenses must be budgeted for on a monthly basis and approved by company management.


                                        7
                                Bound to Secrecy

 Concerns all business matters, in particular technical documentation, patent specifications and circuit diagrams; and persons for whom these matters are not intended. The Employee is bound to secrecy also after termination of employment. The passing on of documentation in whole or in part, in original or transcript, is strictly forbidden.


                                        8
                            Exclusiveness Stipulation

 The Employee is obliged to non-involvement, indirectly or directly, in an area that stands at the time of termination of contract in direct and product related competition to Dialog4, for the duration of one year after termination of contract. In the product area of ISDN codecs, this would currently apply to the companies AVT, CCS and other manufacturers of audio codecs which are direct competitor products to the MusicTAXI of the company Dialog4. This applies to all other product areas.


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                                        9
                             Concluding Regulations

 1. Alterations to this contract are to made in writing.

 2. If any individual provisions contained in these conditions should be or become invalid, the conracting parties are to undertake to reach a mutually acceptable ruling which constitutes the closest possible equivalent to the intention pursued by the invalid clause within the framework of what is legally admissible.

 3. The Local Court of Ludwigsburg shall have jurisdiction and venue ovrall all and any legal disputes arising in connection with this contract.

 4. Verbal arrangements do not exist.


 Signed in Ludwigsbury on April 13th, 2000

 by /s/ Berthold Burkhardtsmaier
    ----------------------------
 DIALOG4 System Engineering GmbH
 Berthold Burkhardtsmaier
 Managing Director




 Signed in Purmerend on April 13, 2002

 by /s/ Peter J. Lee
    ----------------------------
    Peter J. Lee


  Concurring Enclosure:

  Forecast Figures according to Annex 1


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 Employment Contract-Peter J. Lee                      Translation NP 13.04.2004
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